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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): July 29, 2002


                           American Vantage Companies
             (Exact name of registrant as specified in its charter)


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
                 Nevada                        0-10061                  04-2709807
      (State or other jurisdiction           (Commission               (IRS Employer
            of incorporation)                File Number)           Identification No.)


                        P.O. Box 81890
                       Las Vegas, Nevada                                         89180
           (Address of principal executive offices)                           (Zip Code)

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Registrant's telephone number, including area code: (702) 227-9800





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Item 5. Other Events.

         The company continues its strategy of seeking acquisition opportunities. In order to effectuate this strategy, the company has formed a special committee to accelerate this objective. The company has also retained the services of Gerard, Klauer, Mattison, Inc., a recognized investment banking firm, to assist the company in its selection of appropriate candidates.

         Effective July 29, 2002, the company initiated a complete corporate restructuring which resulted in the severance of all executive and administrative staff, with the exception of its Chief Executive Officer. In addition, the company terminated its lease for its executive offices and significantly reduced other administrative expenses. The cost of this restructuring is a one-time charge of approximately $1.5 million dollars and the company estimates that the annual cost savings will be in excess of $1 million dollars.

         The company's former Chief Financial Officer has agreed to provide consulting services for the company in connection with the audit and preparation of its Annual Report on Form 10-KSB with respect to the fiscal year ended July 31, 2002.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial statements of business acquired.

         Not applicable.

(b)      Pro forma financial information.

         Not applicable.

(c)      Exhibits.

         There are no exhibits to this Current Report on Form 8-K.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  August 27, 2002

                                         American Vantage Companies



                                         By: /s/ Ronald Tassinari
                                             ---------------------------
                                             Ronald Tassinari, President


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